===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[X] Definitive Proxy Statement                Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               COST-U-LESS, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE
=============================================================================
[CAPTION]
 Title of
each class                         Per unit price or
    of                              other underlying     Proposed
securities                        value of transaction   maximum
 to which    Aggregate number of  computed pursuant to  aggregate
transaction  securities to which      Exchange Act       value of   Total Fee
 applies:    transaction applies:      Rule 0-11:      transaction:   Paid
-----------------------------------------------------------------------------

=============================================================================

[_] Fee paid previously with preliminary materials.

_____________________________________________________________________________

[_] Check]box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: _____________________________________________

    (2) Form, Schedule, or Registration Statement no.: ______________________

    (3) Filing Party: _______________________________________________________

    (4) Date Filed: _________________________________________________________

===============================================================================

                          [LOGO OF COST-U-LESS, INC.]

April 7, 1999

Dear Cost-U-Less, Inc. Shareholders:

  I am pleased to invite you to the Cost-U-Less Annual Meeting of Shareholders. The meeting will be at 10:00 a.m. on Thursday, May 20, 1999 at the WestCoast Bellevue Hotel (Tamarack Room), 625 116th Ave. N.E., Bellevue, Washington.

  At the meeting, you will have the opportunity to elect two directors to the Cost-U-Less Board of Directors. You will also have the opportunity to vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors for Cost-U-Less, and transact any other business properly presented at the meeting. In addition, you will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Cost-U-Less and our operations, including our audited financial statements, in the enclosed 1998 Annual Report to Shareholders.

  We hope you can join us on May 20. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

                                          Sincerely,

                                          /s/ Allan C. Youngberg
                                          Allan C. Youngberg
                                          Secretary

                               COST-U-LESS, INC.
                            12410 S.E. 32nd Street
                          Bellevue, Washington 98005

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Thursday, May 20, 1999

                                                                  April 7, 1999

Dear Cost-U-Less Shareholders:

  On Thursday, May 20, 1999, Cost-U-Less, Inc. will hold its Annual Meeting of Shareholders at the WestCoast Bellevue Hotel (Tamarack Room), 625 116th Ave. N.E., Bellevue, Washington. The Annual Meeting will begin at 10:00 a.m. Only shareholders that owned stock at the close of business on March 20, 1999 can vote at this meeting or any adjournments that may take place. At the Annual Meeting we will ask you to:

  . Elect two directors to hold office for the term as described in the attached Proxy Statement;

  .  Ratify the appointment of Ernst & Young LLP as our independent auditors;
     and

  .  Transact any other business properly presented at the meeting.

  Your Board of Directors recommends that you vote in favor of the two proposals outlined in this Proxy Statement.

  At the meeting we will also report on the 1998 business results of Cost-U-Less and other matters of interest to shareholders.

  To assure your representation at the Annual Meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

  The approximate date of mailing for this Proxy Statement and accompanying proxy card is April 7, 1999.

                                          By Order of the Board of Directors,

                                          /s/ Allan C. Youngberg
                                          Allan C. Youngberg
                                          Secretary


   Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests of Cost-U-Less.

                               COST-U-LESS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The Board of Directors of Cost-U-Less, Inc. is sending you this Proxy Statement in connection with its solicitation of proxies for use at the Cost-U-Less 1999 Annual Meeting of Shareholders. The Annual Meeting will be held at the WestCoast Bellevue Hotel (Tamarack room), 625 116th Ave. N.E., Bellevue, Washington, on Thursday, May 20, 1999 at 10:00 a.m. Cost-U-Less intends to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about April 7, 1999.

Record Date and Outstanding Shares

  Only those shareholders that owned common stock at the close of business on March 20, 1999, the record date for the Annual Meeting, can vote. At that date, there were 3,539,961 issued and outstanding shares of common stock.

Quorum

  A quorum for the Annual Meeting is a majority of the outstanding shares of common stock entitled to vote and present, whether in person or by proxy, at the Annual Meeting.

Revocability of Proxies

  If you give your proxy to Cost-U-Less, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

  .  notifying the Secretary of Cost-U-Less in writing before the Annual
     Meeting;

  . delivering to the Secretary of Cost-U-Less before the Annual Meeting a signed proxy with a later date; or

  .  attending the Annual Meeting and voting in person.

Voting

  You are entitled to one vote for each share of common stock you hold. For the proposal to elect directors, the two directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the Board. You are not entitled to cumulate votes in the election of directors. The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors will be approved if the number of votes cast in favor of the proposal by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, exceeds the number of votes cast against it. Abstentions from voting will have no effect on these proposals since they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals.

  If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendations. Cost-U-Less is not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

  Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if their clients have not furnished voting instructions within ten days of the meeting. Under the exchange rules, certain matters other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered "shares present" for voting purposes and have no impact on the outcome of such proposals, other than to reduce the number of favorable votes necessary to approve the proposal. Brokers do have discretion to vote on Proposal 1 (election of directors) and Proposal 2 (ratification of appointment of Ernst & Young LLP as our independent auditors) and, accordingly, there will be no broker non-votes on these proposals.

Solicitation of Proxies

  Proxies will be solicited by certain of the directors, officers and regular employees of Cost-U-Less, without payment of any additional compensation to them. Proxies will be solicited by personal interview, mail and telephone. Any costs relating to such solicitation of proxies will be borne by Cost-U-Less. In addition, Cost-U-Less may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  In accordance with the Bylaws of Cost-U-Less, the Board of Directors has fixed the number of Directors constituting the Board at seven. Directors generally are elected for three-year terms, and the Board is divided into three classes, with one class of Directors elected to a three-year term at each annual meeting of shareholders. Five of the Directors are serving terms that continue beyond the 1998 Annual Meeting. Of the continuing Directors, two are serving terms that will not expire until the 2000 Annual Meeting of Shareholders and three are serving terms that will not expire until the 2001 Annual Meeting of Shareholders. At the Annual Meeting, two Directors will be elected to hold office until the 2002 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

  The Board of Directors has proposed that the following nominees be elected at the Annual Meeting: David A. Enger and Gary W. Nettles. Messrs. Enger and Nettles will be elected for three-year terms. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. Although Cost-U-Less anticipates that these nominees will be available to serve as directors, should either of them not accept the nomination, or otherwise be unable to serve, the proxies will have discretionary authority to vote for a substitute nominee.

  The Board of Directors recommends a vote "FOR" approval of this proposal.

Nominees for the Board of Directors

  David A. Enger has been a Director of Cost-U-Less since 1993. Mr. Enger has served since 1992 as Executive Vice President of Keener's, Inc. dba K&N Meats ("Keener's"), one of the Northwest's largest distributors of fresh foods. In 1990, Mr. Enger founded the Business & Banking Institute, where he currently engages in business and banking consulting and training. From 1980 to 1990, Mr. Enger served as a principal of Management Advisory Services, Inc., a business and banking consulting firm which he co-founded in 1980. From 1976 to 1980, Mr. Enger was a vice president of Seafirst Bank. Mr. Enger serves as a director of Keener's, Colmac Industries, Inc., a dry-cleaning equipment manufacturer, and Colmac Coil Manufacturing, Inc., a heating and air-conditioning coils manufacturer.

  Gary W. Nettles has been a Director of Cost-U-Less since 1996. Mr. Nettles is a certified public accountant and President of Guchereau & Nettles, an accounting firm located in Costa Mesa, California, where he has worked since 1987.

Continuing Directors Until 2000

  Wayne V. Keener has been a Director of Cost-U-Less since 1989. Since 1960, Mr. Keener has been the President and Chief Executive Officer of Keener's, of which he has been a 50% owner since 1989. Mr. Keener serves as a director of both the National Meat Association and the North American Meat Association.

  George C. Textor has been a Director of Cost-U-Less since January 1998. Mr. Textor is a general partner of Capstan Partners, a Seattle-based private equity investment fund which he co-founded in 1988. From 1982 to 1988, Mr. Textor was a founding general partner of Cable Howse & Ragen (now Ragen MacKenzie Group Incorporated), an investment banking and brokerage firm located in the Pacific Northwest. Mr. Textor serves as a director of Pyramid Breweries, Inc., a public company that makes specialty beers.

Continuing Directors Until 2001

  Ashley Emberson-Bain has been a Director of Cost-U-Less since August 1998. Mr. Emberson-Bain has served since 1986 in a variety of management, investment and staff positions with Commonwealth Development Corporation ("CDC"), a development finance institution of the U.K. government. Since 1997, Mr. Emberson-Bain has been the Chief Executive Officer and Managing Director of Pacific Capital Partners, a venture capital firm based in Papua New Guinea that manages the Kula Fund, an affiliate of CDC. Mr. Emberson-Bain has also served since 1995 as the Regional Manager, Pacific Islands of CDC.

  Donald L. Gevirtz has been a Director of Cost-U-Less since January 1998. Since 1996, Mr. Gevirtz has served as the director of the Gevirtz Research Center, a nonprofit organization involved in educational outreach projects. Mr. Gevirtz served as U.S. Ambassador to the Republic of Fiji, the Kingdom of Tonga, the Republic of Nauru and the Republic of Tuvalu from 1996 through 1997. From 1970 to 1996, Mr. Gevirtz served as Chairman of the Board and Chief Executive Officer of the Foothill Group, Inc., a public company engaged in banking services, which was sold to Norwest Bank Corporation in 1995.

  Michael J. Rose is the founder, Chairman of the Board, President and Chief Executive Officer of Cost-U-Less. Prior to 1992, Mr. Rose was President and a 50% shareholder of Rose-Chamberlin Inc., a brokerage company founded in 1985, which acted as a manufacturers' representative and sold merchandise primarily to Costco Companies, Inc.

Information on Meetings and Committees of the Board of Directors

  During the last fiscal year there were three meetings of the Board of Directors. All incumbent directors except Mr. Emerson-Bain attended at least 75% of the Board meetings held. All incumbent directors attended at least 75% of the meetings held by all committees on which they served.

  The Board maintains an Audit Committee and a Compensation Committee.

  The Audit Committee, currently composed of Messrs. Enger, Keener and Textor, is responsible, among other things, for recommending the selection of certified public accountants to the Board of Directors, reviewing the scope and results of audits, reviewing the accounting policies and procedures of Cost-U-Less and reviewing systems of internal controls. During the past year, there were three Audit Committee meetings.

  The Compensation Committee, currently composed of Messrs. Nettles (Chairman), Enger, Gevirtz, Keener and Textor, is responsible for, among other things, recommending to the Board of Directors the adoption and amendment of employee benefit plans and arrangements and the engagement of, and terms of any employment agreements and arrangements with, and terminations of, all corporate executive officers. During the past year, there were three Compensation Committee meetings.

Compensation of Directors

  Directors of Cost-U-Less are paid $1,000 for each Board of Directors meeting attended and $250 for each committee meeting attended, including attendance at meetings of subcommittees of which they are not members. Cost-U-Less also reimburses directors for travel expenses in attending meetings. Cost-U-Less has granted nonqualified stock options to its directors pursuant to individual director stock option agreements. Directors have generally been granted a 10-year, immediately exercisable option to purchase 10,331 shares of common stock at an exercise price equal to the fair market value of the underlying shares, and a 10-year option to purchase 2,951 shares of common stock at an exercise price equal to the fair market value of the underlying shares, vesting ratably over a five-year period. In April 1997, the Board of Directors granted Michael
J. Rose a 10-year, immediately exercisable option to purchase 10,331 shares of common stock at an exercise price of $10.16 per share, and a 10-year option to purchase 2,951 shares of common stock at an exercise price of $10.16 per share, which became fully vested on August 1, 1998. In January 1998, Cost-U-Less granted Donald L. Gevirtz a 10-year, immediately exercisable option to purchase 88,554 shares of common stock at an exercise price of $7.62 per share.

  In October 1998, Cost-U-Less offered directors with options having exercise prices greater than $7.00 per share the opportunity to surrender those options and receive new options with an exercise price of $7.00 per share. With the exception of the exercise price and a delay in vesting of six months, the terms of the new options are identical to the terms of the old options. All directors elected to exchange their options under this repricing program. All options surrendered were reissued under the Cost-U-Less 1998 Stock Incentive Compensation Plan.

  Cost-U-Less intends that all future option grants to directors will be made pursuant to the Cost-U-Less 1998 Stock Incentive Compensation Plan.

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
                  AS THE INDEPENDENT AUDITORS OF COST-U-LESS

  The Board unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors of Cost-U-Less for 1999. Ernst & Young has audited the accounts of Cost-U-Less and its subsidiaries since 1996. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. In the event this ratification of the appointment of Ernst & Young is not approved by a majority of the votes cast, the selection of other auditors will be considered and determined by the Board of Directors. The Board of Directors has unanimously approved the appointment of Ernst & Young as auditors for Cost-U-Less and its subsidiaries.

  The Board of Directors recommends a vote "FOR" approval of this proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1999, certain information regarding the beneficial ownership of Cost-U-Less common stock by

  . each person known by Cost-U-Less to own beneficially 5% or more of our common stock;

  .  each director and nominee for director of Cost-U-Less;

  . each executive officer of Cost-U-Less for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and

  .  all directors and executive officers as a group.

  To the knowledge of Cost-U-Less, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned.

                                                 Outstanding Shares
                                                  of Common Stock   Percent of
                Beneficial Owner                 Beneficially Owned   Class
                ----------------                 ------------------ ----------
Michael J. Rose(2)..............................       608,982         16.9%
 c/o Cost-U-Less, Inc.
 12410 S.E. 32nd Street
 Bellevue, WA 98005

The Kula Fund(3)................................       357,000          9.8
 P.O. Box 188, Port Moresby
 Papua New Guinea

Wayne V. Keener(4)..............................       224,633          6.3
 P.O. Box 897
 Renton, WA 98057

Gary W. Nettles(5)..............................        58,285          1.6

Allan C. Youngberg(6)...........................        47,932          1.3

David A. Enger(7)...............................         2,951           *

All directors and executive officers as a group
 (8 persons)(8).................................     1,299,783         34.4%

--------
 *  Less than 1% of the outstanding shares of common stock.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.
(2) Includes 12,077 shares held by the Michael J. Rose Childrens' Trust dated January 6, 1992, 32,470 shares held by the Michael J. Rose Trust for Children and Grandchildren, and 69,366 shares subject to a warrant and to options exercisable within 60 days of March 1, 1999. Mr. Rose disclaims beneficial ownership of the shares held in trust.
(3) Includes 117,000 shares subject to a warrant exercisable within 60 days of March 1, 1999.
(4) Includes 221,387 shares held by Keener's and 2,951 shares subject to options exercisable within 60 days of March 1, 1999. Mr. Keener has sole voting and investment power with respect to the shares held by Keener's.
(5) Includes 11,807 shares held by the Alyce Christene Gangwish Irrevocable Trust of 1995, 27,477 shares held by The Lenz Educational Partnership, 8,855 shares held by the Brittney Elizabeth Lenz Irrevocable Trust of 1995, and 8,855 shares held by the Cody Allan Lenz Irrevocable Trust of 1995 (for each of which Mr. Nettles acts as Co-Trustee), 700 shares held by Guchereau & Nettles SEP and 591 shares subject to options exercisable within 60 days of March 1, 1999.
(6) Includes 42,800 shares subject to options exercisable within 60 days of March 1, 1999.
(7) Represents 2,951 shares subject to options exercisable within 60 days of March 1, 1999.
(8) Includes 235,659 shares subject to warrants and options exercisable within 60 days of March 1, 1999. Includes shares and a warrant held by the Kula Fund, which is managed by a venture capital firm for which Mr. Emberson-Bain serves as Chief Executive Officer and Managing Director.

                              EXECUTIVE OFFICERS

  The following persons are executive officers of Cost-U-Less who will serve in the capacities noted until May 20, 1999, or until the election and qualification of their successors. Each officer named below is expected to be re-elected at the Board meeting to be held on May 20, 1999.

                               Positions and Offices With Cost-U-    Officer
           Name           Age                 Less                    Since
           ----           ---  ----------------------------------    -------
 Michael J. Rose......... 48  Chairman of the Board, President and    1992
                               Chief Executive Officer

 Allan C. Youngberg...... 46  Executive Vice President, Chief         1993
                               Financial Officer, Secretary and
                               Treasurer

  For a biographical summary of Mr. Rose, see "PROPOSAL 1: ELECTION OF
DIRECTORS."

  Allan C. Youngberg has been Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Cost-U-Less since January 1993. Prior to joining Cost-U-Less, Mr. Youngberg was President and a 50% shareholder of Youngberg & Schumacher, P.S., a certified public accounting firm in Bellevue, Washington, which Mr. Youngberg founded in 1984 and sold in December 1992. Mr. Youngberg is a Certified Public Accountant.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain compensation information as to (1) the Chief Executive Officer of Cost-U-Less and (2) the next most highly compensated executive officer (the "Named Executive Officers") for services rendered in all capacities for Cost-U-Less during the fiscal years ended December 26, 1997 and December 27, 1998.

                                                     Long-Term
                                     Annual        Compensation
                                  Compensation        Awards
                                ---------------- -----------------  All Other
    Name and Principal                    Bonus  Shares Underlying Compensation
         Position          Year  Salary  ($)(1)     Options (#)       ($)(2)
    ------------------     ---- -------- ------- ----------------- ------------
Michael J. Rose........... 1998 $250,000 $37,000      28,041          $5,860
 Chairman of the Board,    1997  220,000  22,600      13,282           8,102
  President and Chief
 Executive Officer

Allan C. Youngberg........ 1998 $175,000 $28,900      14,758          $3,960
 Executive Vice President, 1997  160,000  16,500         --            3,293
  Chief Financial Officer,
  Secretary and Treasurer

--------
(1) Represents bonuses paid pursuant to the Cost-U-Less Manager Bonus Program.

(2) Consists of matching contributions to the Cost-U-Less 401(k) profit-sharing plan of $677 and $2,375 to Mr. Rose and $2,500 and $2,375 to Mr. Youngberg in 1998 and 1997, respectively; payments of life insurance premiums of $1,183 and $1,227 to Mr. Rose and $1,460 and $918 to Mr. Youngberg in 1998 and 1997, respectively; and director's fees of $4,000 and $4,500 paid to Mr. Rose in 1998 and 1997, respectively.

Option Grants in Fiscal 1998

  The following table sets forth certain information regarding options granted during the fiscal year ended December 27, 1998 to the Named Executive Officers.

                                                                                            Potential
                                                                                         Realizable Value
                                                                                            at Assumed
                                                                                         Annual Rates of
                                                                                           Stock Price
                                                                                         Appreciation for
                                                Individual Grants                         Option Term(4)
                         --------------------------------------------------------------- ----------------
                                                Percent of Total
                               Number of        Options Granted    Exercise
                         Securities Underlying    to Employees      Price     Expiration
          Name           Options Granted (#)(1)  in Fiscal Year  ($/Share)(2)  Date(3)   5% ($)  10% ($)
          ----           ---------------------- ---------------- ------------ ---------- ------- --------
Michael J. Rose.........         28,041               10.2%         $7.00      12/15/08  $43,511 $185,551
Allan C. Youngberg......         14,758                5.4%         $7.00      12/15/08  $22,900 $ 97,656

--------

(1) Represents shares subject to options granted pursuant to a repricing program approved by the Compensation Committee on October 21, 1998. Does not reflect shares subject to options granted in 1998 but subsequently surrendered pursuant to the option repricing program. Please see "Option Repricing" and "Report on Option Repricing."

(2) The exercise price of the options is equal to the price of the common stock in the Company's initial public offering on July 23, 1998.

(3) All options granted in 1998 terminate 10 years from the date of grant.

(4) The future values of current year grants assume appreciation of 5% and 10% per year over the 10-year option period, as required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. The actual values realized depends on the future performance of the common stock and overall market conditions, and may be greater or less than the potential realizable values set forth in the table.

Option Exercises in Fiscal 1998 and Year-End Values

  The following table sets forth certain information as of December 27, 1998 regarding options held by the Named Executive Officers.

                                                          Number of
                                                    Securities Underlying     Value of Unexercised
                           Shares                  Unexercised Options at    In-the-Money Options at
                         Acquired on                 Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                          Exercise      Value     ------------------------- -------------------------
          Name               (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ------------ ----------- ------------- ----------- -------------
Michael J. Rose.........     --          $0.0       68,776       25,680      $141,464       $0.0
Allan C. Youngberg......     --           0.0       41,324       10,331      $ 76,377       $0.0

--------
(1) Amounts equal the closing price of the common stock on December 27, 1998 ($5.25 per share), less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Option Repricing

  The following table provides information on the repricing of options held by the Named Executive Officers during fiscal year 1998. All options surrendered were reissued under the 1998 Stock Incentive Compensation Plan. In December 1996, an option grant for 7,379 shares to Allan Youngberg was repriced from $16.94 to $8.46 under a repricing offer to all officers, directors and employees that had options with exercise prices in excess of $10.16 to receive grants identical to the original grants except for the lower exercise prices. Cost-U-Less has not repriced any options held by any executive officers during the past 10 years, other than the December 1996 repricing and those described below.

                                          Number of  Market Price Exercise                Length Of
                                          Securities of Stock at  Price At    New    Original Option Term
                                          Underlying   Time Of     Time Of  Exercise  Remaining At Date
          Name                 Date        Options    Repricing   Repricing Price(1)     Of Repricing
          ----           ---------------- ---------- ------------ --------- -------- --------------------
Michael J. Rose......... October 21, 1998    2,951      $4.375     $10.16    $7.00        8.5 years
Michael J. Rose......... October 21, 1998   10,331      $4.375     $10.16    $7.00        8.5 years
Michael J. Rose......... October 21, 1998   14,759      $4.375     $ 8.46    $7.00        9.3 years
Allan C. Youngberg...... October 21, 1998    7,379      $4.375     $ 8.46    $7.00        5.8 years
Allan C. Youngberg...... October 21, 1998    7,379      $4.375     $ 8.46    $7.00        9.3 years

--------
(1) Options granted on October 21, 1998 have an exercise price equal to the price of the common stock in the Company's initial public offering on July 23, 1998.

Report on Option Repricing

  On October 21, 1998, the Compensation Committee of the Board of Directors, in an action ratified by the Board of Directors, approved a program that allowed officers, directors and employees of Cost-U-Less to exchange options with exercise prices greater than $7.00 for new options with an exercise price of $7.00 per share, the price of the common stock offered in the initial public offering on July 23, 1998. New options will vest according to the vesting schedule for the original options, except that options granted to officers and directors cannot be exercised during a six-month blackout period from December 15, 1998 to June 15, 1999, and are also subject to a six-month delay in vesting. New options will expire 10 years after the date of exchange and were granted as nonqualified stock options. All options surrendered were reissued under the Cost-U-Less 1998 Stock Incentive Compensation Plan.

  Immediately prior to the date of the repricing program on October 21, 1998, options to purchase a total of 443,012 shares were outstanding. Pursuant to the repricing program, options to purchase a total of 266,648 shares were exchanged for new options. The Named Executive Officers exchanged a total of 42,799 option shares in the program. See "Executive Compensation--Option Repricing."

  Before implementation of the repricing program, approximately 60% of all granted and outstanding options had exercise prices greater than the then-current market price of the common stock ($4.50 as of October 20, 1998). Due to the significant percentage of "out of the money" options, the Compensation Committee and the Board of Directors believed that the retention value of the outstanding grants was significantly diminished and that the repricing program was critical to the ability of Cost-U-Less to attract, retain and motivate employees necessary for the long-term success of Cost-U-Less. The Compensation Committee approved the repricing program as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the success of Cost-U-Less. These adjustments were deemed by the Compensation Committee to be in the best interests of Cost-U-Less and its shareholders. Furthermore, to balance the benefits derived from the retention value of the outstanding grants and the recent sales of shares at $7.00 per share in the initial public offering in July 1998, the Committee concluded that the grant price per share should not be less than $7.00, even though the market value was $4.50 on October 20, 1998.

                                          Compensation Committee

                                          Gary W. Nettles (Chairman)
                                          David A. Enger
                                          Donald L. Gevirtz
                                          Wayne V. Keener
                                          George C. Textor (As of February 23,
                                           1999)

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is currently composed of Messrs. Nettles (Chairman), Enger, Gevirtz, Keener and Textor. No executive officer of Cost-U-Less serves as a member of the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of the Cost-U-Less Compensation Committee or Board of Directors.

        REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

  The compensation policy of Cost-U-Less as established by the Board of Directors is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each employee on an individual basis. It is the Cost-U-Less policy to compensate its executive officers at levels consistent with industry norms, primarily in the form of base salary, together with incentive bonuses. In addition, it is the Cost-U-Less policy to grant stock options to each of its executive officers to align their interests with shareholder value.

  Determining the compensation of executive officers of Cost-U-Less is the responsibility of the Board of Directors, through the Compensation Committee, which has overall responsibility for compensation policies for senior management. The Compensation Committee makes recommendations to the Board of Directors as to the salaries of, and incentive bonuses awarded to, the Chief Executive Officer and the Chief Financial Officer.

  Executive compensation consists of three major components: base salary, annual incentive bonuses and stock options. The determination of base salaries of the Chief Executive Officer and the Chief Financial Officer is based on assessments of individual performance and achievement of predetermined operating goals that are established annually by the Board of Directors. Assessments of individual performance include objective standards and subjective evaluations of the value of individual executives. The Compensation Committee meets early in the year to determine the annual salary component of executive compensation to be paid during the calendar year. In the case of Mr. Rose, the Chief Executive officer, the Compensation Committee established a 1998 base salary of $250,000. The Compensation Committee established a 1998 base salary of $175,000 for Mr. Youngberg, the Chief Financial Officer, after considering the additional responsibilities of the Chief Financial Officer, primarily resulting from sharing of Chief Operating Officer responsibilities with Mr. Rose.

  Cash incentive bonus compensation to be awarded the executive officers is administered through the Manager Bonus Program. This program treats executive officers the same as all other key managers of Cost-U-Less. Early in 1998, the Compensation Committee approved a bonus of 9% of "Adjusted" net income to be paid before March 31, 1999 to participants in the Manager Bonus Program provided that at least 80% of the "Adjusted" net income goal for 1998 is achieved. "Adjusted" includes certain adjustments to pretax income as determined by the Compensation Committee. Executive officers and managers included in the Manager Bonus Program earn their bonus based upon their salary as a percent of total salaries of participants in the Bonus Program. In 1998, bonuses under the Bonus Program totaled $269,000, of which executive officers received $65,900, or 24.5%.

  Options to purchase shares of Cost-U-Less common stock were granted to Mr. Rose and Mr. Youngberg, as well as other employees, during 1998. The option grants were undertaken pursuant to the Cost-U-Less 1998 Stock Incentive Compensation Plan, initially implemented in 1998, wherein employees are eligible to receive a grant of stock options dependent on individual performance and position held. Under this plan, in 1998 Mr. Rose received option grants to purchase 28,041 shares of stock at an exercise price of $7.00 per share, of which 13,282 shares were a result of a repricing of options granted in earlier years. Mr. Youngberg received option grants to purchase 14,758 shares at an exercise price of $7.00 per share, of which 7,379 shares were a result of a repricing of options granted in earlier years.

                                          Compensation Committee

                                          Gary W. Nettles (Chairman)
                                          David A. Enger
                                          Donald L. Gevirtz
                                          Wayne V. Keener
                                          George C. Textor (As of February 23,
                                           1999)

                               PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the shares of common stock of Cost-U-Less during fiscal year 1998 (commencing on July 23, 1998, the date on which Cost-U-Less became a publicly held corporation) with the cumulative total return of the Nasdaq Stock Market Index
(US)(1) and the Nasdaq Retail Trade Stocks Index(2) over the same period (assuming an investment of $100 in the common stock, stocks comprising The Nasdaq Stock Market Index (US) and the stocks comprising the Nasdaq Retail Trade Stocks Index on July 23, 1998, and the reinvestment of all dividends).

                       [PERFORMANCE GRAPH APPEARS HERE]

          COMPARISON OF CUMULATIVE TOTAL RETURNS SINCE JULY 23, 1998 AMONG COST-U-LESS, INC., THE NASDAQ STOCK MARKET INDEX (US) AND THE
                      NASDAQ RETAIL TRADE STOCKS INDEX

                                Industry     Company
              Market Index      Index        Index
              ---------------   ---------    ----------
 7/23/98              100           100           100
 7/31/98            96.85         93.59         98.21
 8/31/98            77.86         69.39         76.79
 9/30/98            88.61         73.26         73.21
10/30/98            92.24          81.5         71.43
11/30/98           101.32         92.53          62.5
12/27/98            112.7         112.7            75

--------
(1) The Nasdaq Stock Market Index (US) was prepared by the Center for Research in Security Prices and includes all U.S. Nasdaq Stock Market companies.

(2) The Nasdaq Retail Trade Stocks Index was prepared by the Center for Research in Security Prices and includes all U.S. and foreign companies quoted and traded on the Nasdaq that have a primary Standard Industrial
    (SIC) Code in any of the following ranges: 5200-5599, 5700-5799 or 5900-
    5999.

(3) Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The lines on the graph represent monthly index levels derived from compounded daily returns including all dividends.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Concurrent Reg. S Placement to Kula Fund. During 1997 and 1998, Cost-U-Less discussed with CDC a range of potential business relationships. On July 23, 1998 these discussions concluded with the sale of 160,000 shares of common stock to the Kula Fund in a private placement (the "Concurrent Reg. S Placement") at a price of $7.00 per share, concurrent with the Company's initial public offering, and the sale, for nominal consideration, of a warrant to purchase 117,000 shares of common stock at an exercise price of $8.40 per share. This warrant contains standard net issuance provisions (permitting the holder to exchange the warrant for a lesser number of shares based on the then-current market value of the common stock) and is exercisable at any time until July 23, 2002. These transactions were structured to meet the requirements of the exclusion from registration provided by Regulation S under the Securities Act of 1933, as amended. In addition, Ashley Emberson-Bain, who serves as the Chief Executive Officer and Managing Director of Pacific Capital Partners, a venture firm affiliated with CDC, was appointed to the Board of Directors of Cost-U-Less following the initial public offering.

  Gevirtz Option. In January 1998, Donald L. Gevirtz, a director of Cost-U-Less, was granted a 10-year, immediately exercisable option to purchase up to 88,554 shares of common stock at an exercise price of $7.62 per share in connection with his appointment to the Board of Directors. In order to encourage Mr. Gevirtz to join the Board of Directors, the Board granted him an option with a per share exercise price that was less than the fair market value of the common stock on the date of grant. Cost-U-Less therefore recognized a compensation expense of $75,000 in the first quarter of fiscal 1998 in connection with this grant. In October 1998, Cost-U-Less offered directors with options having exercise prices greater than $7.00 per share the opportunity to surrender those options and receive new options with an exercise price of $7.00 per share. With the exception of the exercise price, a six-month blackout on exercise and a six-month delay in vesting, the terms of the new options are identical to the terms of the old options.

  Streamline Capital Corporation. In December 1997, Cost-U-Less entered into an investment banking agreement with Streamline Capital Corporation ("Streamline Capital"). The principal of Streamline Capital is Steven L. Gevirtz, the son of Donald L. Gevirtz. The agreement provided for investment banking services, including initiation and implementation of strategic financing arrangements to fund expansion of Cost-U-Less. Pursuant to the agreement, as modified in March 1998, Cost-U-Less paid to Streamline Capital a total of $76,000 (including expenses) in connection with the Company's initial public offering. Cost-U-Less believes that the terms of this transaction were no less favorable to Cost-U-Less than those available from independent third parties.

  Fiji Lease. In April 1998, Cost-U-Less entered into a 10-year lease agreement with Westmall Limited, a Fiji limited liability company, to lease premises for the store in Nadi, Fiji. Westmall Limited is partly owned (25%) by Terence R. Buckley, Director of Pacific Expansion of Cost-U-Less. The monthly lease payments are approximately $14,000. Cost-U-Less believes that the terms of this transaction were no less favorable to Cost-U-Less than those available from independent third parties.

  Employment of Gerald J. Rose. Gerald J. Rose, the brother of Michael J. Rose, the Chief Executive Officer of Cost-U-Less, has been employed by Cost-U-Less since January 1993. He currently serves as logistics manager for general offshore operations of Cost-U-Less. He earned compensation of approximately $72,000 in fiscal 1998.

  Purchases of Product From Beneficial Owner. Cost-U-Less has purchased product from Keener's, a company that beneficially owns more than 5% of the common stock and that is 50% owned by Wayne V. Keener, a director of Cost-U-Less. David A. Enger, an Executive Vice President and director of Keener's, is also a director of Cost-U-Less. Cost-U-Less purchased from Keener's approximately $129,000 of product in fiscal 1998. Cost-U-Less believes that the terms of these purchases were no less favorable to Cost-U-Less than those available from independent third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers, directors and persons who own more than 10% of a registered class of equity securities of Cost-U-Less to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% shareholders are required by Commission regulation to furnish Cost-U-Less with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Cost-U-Less believes that during 1998 all filing requirements required by Section 16(a) applicable to its officers, directors and greater-than-10% beneficial owners were complied with by such persons.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Ernst & Young LLP, certified public accountants, to act as independent auditors of Cost-U-Less for the fiscal year ending December 26, 1999. Ernst & Young LLP has been the auditor of Cost-U-Less since 1996.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and proxy card for a particular annual meeting. Shareholders that intend to present a proposal at the 2000 Annual Meeting of Cost-U-Less must give notice of the proposal to Cost-U-Less no later than December 9, 1999 to be considered for inclusion in the proxy statement and proxy card relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and proxy card must give notice of the proposal to Cost-U-Less no fewer than 60 nor more than 90 days prior to the date of the 2000 Annual Meeting pursuant to the Bylaws of Cost-U-Less. Cost-U-Less reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

  Copies of the Cost-U-Less 1998 Annual Report to Shareholders are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of Cost-U-Less, 12410 S.E. 32nd Street, Bellevue, Washington, 98005.

  THE ANNUAL REPORT OF COST-U-LESS ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN THE COST-U-LESS 1998 ANNUAL REPORT TO SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Allan C. Youngberg
                                          Allan C. Youngberg
                                          Secretary

Bellevue, Washington
April 7, 1999

                               COST-U-LESS, INC.


           This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders -- May 20, 1999

The undersigned hereby appoint(s) Michael J. Rose and Allan C. Youngberg and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Cost-U-Less, Inc. held of record by the undersigned on March 20, 1999 at the Annual Meeting of Shareholders of Cost-U-Less to be held at the WestCoast Bellevue Hotel (Tamarack Room), 625 116th Ave. N.E., Bellevue, Washington, at 10:00 a.m. on Thursday, May 20, 1999, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

(1)  ELECTION OF TWO DIRECTORS
     Nominees:  David A. Enger and Gary W. Nettles

                          FOR the          WITHHOLD
                          Nominees       AUTHORITY to
                            [ ]          vote for the
                                           Nominees
                                             [ ]

(2) RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF COST-U-LESS

                    FOR             AGAINST             ABSTAIN
                    [ ]               [ ]                 [ ]

     WITHHOLD for the following only: (write the name of the nominee in the space below)



     ---------------------------------------------------------------------------
     unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

The Board of Directors recommends a vote "FOR the Nominees" in Item 1 and "FOR"
Item 2.

                                       Date
                                            ------------------------------------
                                       Signature(s)
                                                   -----------------------------
                                       Date
                                            ------------------------------------
                                       Signature(s)
                                                   -----------------------------
                                       Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

                                       [ ]  I plan to attend the Annual Meeting